UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12.

MCI, Inc.

(Name of Registrant as Specified In its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

IMPORTANT REMINDER

September 14, 2005

Dear Stockholder:

     You have recently received proxy materials asking for your vote in support of the merger of MCI, Inc. and Verizon Communications Inc. Please be sure your shares are represented and voted at our Special Meeting of Stockholders to be held on Thursday, October 6, 2005.

     Your Board of Directors unanimously recommends that you vote FOR the merger. Since the merger requires the approval of a majority of the outstanding shares of common stock - a failure to vote is the same as a vote against the merger.

     For your convenience we have enclosed a duplicate proxy and have made arrangements for you to vote by telephone or the internet, as well as by mail. Simply follow the enclosed directions. Do not delay - we urge you to take the time now to vote FOR the merger by telephone, internet or mail.

     If you have any questions, require assistance in voting or would like to request an additional set of proxy materials please contact MacKenzie Partners, Inc. by calling 800-322-2885 or by sending an email to mciproxy@mackenziepartners.com.

     We appreciate your continued support.

Sincerely,

Michael Capellas
President and Chief Executive Officer

VOTING INSTRUCTIONS:

Internet www.cesvote.com
– Go to the website address listed above.
– Have your proxy card ready.
– Follow the simple instructions that appear on your computer screen.

Telephone
Toll free: 1-888-693-8683
– Use any touch tone telephone.
– Have your proxy card ready.
– Follow the simple recorded instructions.

Mail

– Mark, sign and date your proxy card.
– Detach your proxy card.
– Return your proxy card in the postage paid envelope provided.

PLEASE VOTE PROMPTLY

DETACH CARD

PROXY SPECIAL MEETING OF STOCKHOLDERS OCTOBER 6, 2005 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby with respect to all shares of common stock of MCI, Inc. (the “Company”) which the undersigned may be entitled to vote, revokes all prior proxies and constitutes and appoints Anastasia D. Kelly and Jennifer C. McGarey, and each of them, with full power of substitution, the true and lawful attorneys-in-fact, agents and proxies of the undersigned to vote at the Special Meeting of Stockholders of the Company, to be held on October 6, 2005, commencing at 10:00 AM local time, at MCI, Inc., Corporate Headquarters, 22001 Loudoun County Parkway Ashburn, Virginia, 20147 and at any and all adjournments or postponements thereof, according to the number of votes which the undersigned would possess if personally present, for the purposes of (a) considering and taking action upon the matters listed below, as more fully set forth in the Proxy Statement and Prospectus of the Company dated August 31, 2005, receipt of which is hereby acknowledged and (b) in their discretion, on all other matters incident to the conduct of the meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

SEE REVERSE SIDE

     2005 Special Meeting of Stockholders
Admission Ticket
October 6, 2005 at 10:00AM Local Time

     MCI, Inc.
Corporate Headquarters
22001 Loudoun County Parkway
Ashburn, Virginia, 20147

Your vote is important.
Please vote today.

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

1. Adopt and approve the Agreement and Plan of Merger, dated as of February 14, 2005, among Verizon Communications Inc., Eli Acquisition, LLC and MCI, Inc., as amended as of March 4, 2005, March 29, 2005, and May 1, 2005 and as may be amended from time to time and approve the merger contemplated by the merger agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. In their discretion with respect to a postponement or adjournment to permit further solicitation of proxies for the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Please sign exactly as name(s) appear on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign by an authorized officer, with title and full corporate name. If a partnership, please sign in partnership name by authorized person.

DATED	2005

Signature of Stockholder

Signature (if held jointly)

Title/Authority